     As filed with the Securities and Exchange Commission on March 15, 2000
                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                            SYMYX TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                        8731                  77-0397908
(STATE OR OTHER JURISDICTION      (PRIMARY STANDARD         (I.R.S. EMPLOYER
     OF INCORPORATION         INDUSTRIAL CLASSIFICATION  INDENTIFICATION NUMBER)
     OR ORGANIZATION)                CODE NUMBER)

                             3100 CENTRAL EXPRESSWAY
                              SANTA CLARA, CA 95051
                                 (408) 764-2000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 1996 STOCK PLAN
                                 1997 STOCK PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                                STEVEN D. GOLDBY
                             CHIEF EXECUTIVE OFFICER
                            SYMYX TECHNOLOGIES, INC.
                             3100 CENTRAL EXPRESSWAY
                              SANTA CLARA, CA 95051
                                 (408) 764-2000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
                   AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                    Copy to:
                          CHRISTOPHER D. MITCHELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

                         CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED
                                                                    MAXIMUM         PROPOSED
                                                     AMOUNT         OFFERING         MAXIMUM        AMOUNT OF
                                                      TO BE        PRICE PER        AGGREGATE      REGISTRATION
     TITLE OF SECURITIES TO BE REGISTERED          REGISTERED        SHARE       OFFERING PRICE        FEE
     ------------------------------------          ----------      ---------     ---------------   ------------
1996 Stock Plan Common Stock, $0.001 par             153,478         $0.193      $     29,621.25    $     7.83
value (currently outstanding options) (1)

TOTAL 1996 STOCK PLAN SHARES REGISTERED:             153,478                     $     29,621.25    $     7.83

1997 Stock Plan Common Stock, $0.001 par           2,685,020         $6.270      $ 16,835,075.40    $ 4,444.46
value (currently outstanding options) (1)

1997 Stock Plan Common Stock, $0.001 par           2,058,397         $56.883     $117,087,796.50    $30,911.18
value (options available for future grant) (2)

TOTAL 1997 STOCK PLAN SHARES REGISTERED:           4,743,417                     $133,922,871.90    $35,355.64

1999 Employee Stock Purchase Plan Common             596,385         $48.350     $ 28,835,214.75    $ 7,612.50
Stock, $0.001 par value (3)

TOTAL REGISTRATION FEES:                                                                            $42,976.00

(1) The Proposed Maximum Offering Price Per Share has been computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and is based upon the weighted average exercise price per share of approximately $0.193 as to 153,478 outstanding but unexercised options to purchase Common Stock under the 1996 Stock Plan and approximately $6.27 as to 2,685,020 outstanding but unexercised options to purchase Common Stock under the 1997 Stock Plan.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933 as to the remaining 2,058,397 shares of Common Stock authorized for issuance pursuant to the 1997 Stock Plan, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on March 14, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on March 14, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the 1999 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

                            SYMYX TECHNOLOGIES, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

        (a) The Registrant's Prospectus, dated November 18, 1999, filed pursuant to Rule 424(b)(4) under the Securities Act of 1933 on November 18, 1999.

        (b) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on October 22, 1999.

        (c) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

        (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Mario M. Rosati, a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is a Director and Secretary of the Registrant. Wilson Sonsini Goodrich & Rosati, Professional Corporation, is corporate counsel to the Registrant.

Item 6. Indemnification of Directors and Officers.

        The Registrant has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

        The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware, including circumstances in which indemnification is otherwise discretionary under Delaware law. Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant has entered into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Index below).

Item 9. Undertakings.

        A. The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Symyx Technologies, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Santa Clara, State of California, on March 14, 2000.



                                           SYMYX TECHNOLOGIES, INC.

                                           By: /s/ STEVEN D. GOLDBY
                                               ---------------------------------
                                               Steven D. Goldby
                                               Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven D. Goldby and Jeryl L. Hilleman, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                                Title                             Date
            ---------                                -----                             ----
      /s/ STEVEN D. GOLDBY         Chief Executive Officer and Chairman of        March 14, 2000
---------------------------------  the Board (Principal Executive Officer)
        Steven D. Goldby

      /s/ JERYL L. HILLEMAN        Senior Vice President and Chief Financial      March 14, 2000
---------------------------------  Officer (Principal Financial and
        Jeryl L. Hilleman          Accounting Officer)

      /s/ THOMAS R. BARUCH
---------------------------------  Director                                       March 14, 2000
        Thomas R. Baruch


---------------------------------  Director
        Samuel D. Colella

       /s/ MARTIN GERSTEL          Director                                       March 14, 2000
---------------------------------
         Martin Gerstel

 /s/ BARON GAULTHAUS KRAIJENHOFF   Director                                       March 14, 2000
---------------------------------
   Baron Gaulthaus Kraijenhoff

   /s/ FRANCOIS L'EPLATTENIER      Director                                       March 14, 2000
---------------------------------
     Francois L'Eplattenier

    /s/ KENNETH J. NUSSBACHER                                                     March 14, 2000
---------------------------------  Director
      Kenneth J. Nussbacher

       /s/ MARIO M. ROSATI                                                        March 14, 2000
---------------------------------  Director
         Mario M. Rosati

      /s/ PETER G. SCHULTZ                                                        March 14, 2000
---------------------------------  Director
        Peter G. Schultz

         /s/ ISAAC STEIN                                                          March 14, 2000
---------------------------------  Director
           Isaac Stein

                            SYMYX TECHNOLOGIES, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS



EXHIBIT NO.                         DESCRIPTION
-----------                         -----------
   5.1            Opinion of counsel as to legality of securities being registered.

 *10.2            1996 Stock Plan

 *10.3            1997 Stock Plan

 *10.4            1999 Employee Stock Purchase Plan

  23.1            Consent of Ernst & Young LLP, Independent Auditors.

 23.2             Consent of counsel (contained in Exhibit 5.1).

 24.1             Power of Attorney (see page II-5).

* Incorporated by reference to the same number exhibit filed with Registrant's Registration Statement on Form S-1 (File No. 333-87453), as amended.